UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2005

CRITICAL THERAPEUTICS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50767	04-3523569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

60 WESTVIEW STREET, LEXINGTON, Massachusetts		02421
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(781) 402-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 7, 2005, Critical Therapeutics, Inc. (the "Company") entered into an amendment to the Company's Exclusive License and Collaboration Agreement with MedImmune, Inc. ("MedImmune") dated July 30, 2003 (the "Collaboration Agreement"), related to the joint development of products directed toward HMGB1, or high mobility group box protein 1. Pursuant to the amendment, MedImmune has agreed to increase its funding of development support to the Company under the Collaboration Agreement by $1.0 million through the end of 2006. MedImmune had previously agreed to make a total of $3.0 million of development support payments to the Company through the end of 2006, of which $2.8 million had been billed to MedImmune through September 30, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRITICAL THERAPEUTICS, INC.

December 13, 2005	By:	/s/ Frank E. Thomas

Name: Frank E. Thomas
Title: Chief Operating Officer, Senior Vice President of Finance and Treasurer